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Exhibit 10.1

AMENDMENT 2002-1
TO THE
HILTON HOTELS
EXECUTIVE DEFERRED COMPENSATION PLAN

HILTON HOTELS CORPORATION hereby adopts this Amendment No. 2002-1 to the Hilton Hotels Executive Deferred Compensation Plan (the "Plan"). This Amendment is adopted pursuant to the provisions of Section 10.4 of the Plan.

        1.    Section 6.9 of the Plan is amended by appending the following at the end thereof:

"All existing Compensation Deferral elections by any Participant electing to receive a distribution under this Section 6.9 shall be cancelled as soon as reasonably practicable, but no later than the first payroll cut-off date following the date on which such election is made. Compensation Deferrals for any Participant making such an election shall be barred (a) with respect to the remainder of the Plan Year in which such election was made, and (b) if such election is made after June 30 of a Plan Year, with respect to the next succeeding Plan Year."

        2.    The amendments made by this instrument shall be effective September 30, 2002.

IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment 2002-1, Hilton Hotels Corporation has caused the same to be executed by its duly authorized officers and its corporate seal to be affixed hereto this 26th day of September, 2002.

Attest:	HILTON HOTELS CORPORATION
/s/ RITA BAXENDALE Witness	By:	/s/ MOLLY MCKENZIE-SWARTS

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  Exhibit 10.1